Exhibit 10.3
AMENDMENT NO. 1
TO ADVISORY AGREEMENT
     This Amendment No. 1 to the Advisory Agreement (this “Amendment”) is made and entered into as of February 1, 2010 (the “Effective Date”) by and among Steadfast Income REIT, Inc. (f/k/a Steadfast Secure Income REIT, Inc.), a Maryland corporation (the “Company”), Steadfast Income REIT Operating Partnership, L.P. (f/k/a Steadfast Secure Income REIT Operating Partnership, L.P.), a Delaware limited partnership (the “Operating Partnership”), and Steadfast Income Advisor, LLC (f/k/a Steadfast Secure Income Advisor, LLC), a Delaware limited liability company (the “Advisor”). Capitalized terms used but not defined herein shall have the meaning set forth in the Advisory Agreement (as defined below).
W I T N E S S E T H
     WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement, dated as of September 28, 2009 (the “Advisory Agreement”), which provided for, among other matters, the management of the Company’s and the Operating Partnership’s day-to-day activities by the Advisor; and
     WHEREAS, pursuant to Section 28 of the Advisory Agreement, the Parties desire to amend the Advisory Agreement to provide for the deferral of fees owed to the Advisor by the Company as further provided herein.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
AMENDMENTS
     The Advisory Agreement is hereby amended as follows:
     Section 1.1 Amendment to Section 24. Section 24 of the Agreement is hereby amended and restated in its entirety as follows:
“24. DEFERRAL OF FEES BY ADVISOR. Notwithstanding anything contained in this Agreement to the contrary, all fees due and payable to the Advisor pursuant to this Agreement may be deferred (the “Deferred Fees”) as set forth below in this Section 24 during the period beginning on the Effective Date and ending on the Offering Stage Termination Date (the “Deferral Period”). If, during any calendar quarter during the Deferral Period, the Distributions paid exceed the Company’s Adjusted Funds From Operations, the Company’s obligation to pay fees under this Agreement shall be deferred in an amount equal to the amount by which the

Distributions paid for such quarter exceed the Company’s Adjusted Funds From Operations for such quarter, up to an amount equal to a 7.0% cumulative non-compounded annual return on Stockholders’ invested capital, prorated for such quarter. The Company is only obligated to pay the Deferred Fees to the Advisor if and to the extent that the Company’s cumulative Adjusted Funds From Operations for the period from the Effective Date through the date of such reimbursement exceed the lesser of (1) the cumulative amount of any Distributions paid to the Stockholders as of the date of such payment or (2) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on Stockholders’ invested capital for the period from the commencement of the Initial Public Offering through the date of such payment. The obligation of the Company to pay the Deferred Fees shall survive a termination of this Agreement, provided that the conditions set forth in the preceding sentence are satisfied. The Advisor understands and agrees that the Company will not pay interest on the Deferred Fees if and when such Deferred Fees are paid to the Advisor. The amount of fees that shall be deferred pursuant to this Section 24 is limited to an aggregate amount of $5 million.”
ARTICLE II
MISCELLANEOUS
     Section 2.1 Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.
     Section 2.2 Counterparts. The Parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.
     Section 2.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.
[Signatures on following page]

     IN WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

STEADFAST INCOME REIT, INC.

By:	/s/ Dinesh Davar

Name:	Dinesh Davar
Title:	Chief Financial Officer

STEADFAST INCOME REIT OPERATING PARTNERSHIP, L.P.

By:	STEADFAST INCOME REIT, INC., its general partner

	By:	/s/ Dinesh Davar

	Name:	Dinesh Davar
	Title:	Chief Financial Officer

STEADFAST INCOME ADVISOR, LLC

By:	/s/ Dinesh Davar

Name:	Dinesh Davar
Title:	Chief Financial Officer